Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 21, 2017, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Paycom Software, Inc. on Form 10-K for the year ended December 31, 2016. We consent to the incorporation by reference of said reports in the Registration Statements of Paycom Software, Inc. on Form S-3 (File No. 333-204164) and Form S-8 (File No. 333-204134).

/s/ GRANT THORNTON LLP
Oklahoma City, Oklahoma February 21, 2017